Exhibit 3(a) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K

                               AMENDMENT TO

                    AGREEMENT AND DECLARATION OF TRUST

                                    OF

                      BLANCHARD STRATEGIC GROWTH FUND


     WHEREAS, the Trustees have previously established a trust to carry on the business of n investment company; and

     WHEREAS, the Trustees now desire the change the name of the Trust from `Blanchard Strategic Growth Fund'' to ``Blanchard Funds'';

     NOW THEREFORE, the Trustees hereby declare that effective December 4, 1990 this Agreement and Declaration of Trust is hereby amended as follows:

     Article I,, Section 1. is hereby amended and restated to read as follows:

                                 ARTICLE I
                           NAME AND DEFINITIONS

                Section 1.  Name.  This Trust shall be known as
                ``Blanchard Funds,'' and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.
     IN WITNESS WHEREOF, the undersigned has executed this instrument this 4th day of December, 1990.


                              /s/
                              Michael I. Freedman
                                President and Trustee

                              41 Madison Avenue, 24th Floor
                              New York, New York  10010





STATE OF NEW YORK        )
                    :    ss.:
COUNTY OF NEW YORK


     On this 4th day of December, 1990, before me personally appeared Michael I. Freedman, to me know to be the individual described herein and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                              /s/ Michael V. Bonacorsa
                              NOTARY PUBLIC


                                             MICHAEL V. BONACORSA
                                        NOTARY PUBLIC State of New York
                                                 No.  4804122
                                          Qualified in Suffolk County
                                       Commission Expires January 31, 1991